                                                                     EXHIBIT 1.1



                                3,699,788 Shares



                          CAL DIVE INTERNATIONAL, INC.

                           COMMON STOCK (NO PAR VALUE)







                             UNDERWRITING AGREEMENT





















September 21, 2000

                                                              September 21, 2000





Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Raymond James & Associates, Inc.
Simmons & Company International
c/o Morgan Stanley & Co.
   Incorporated
   1585 Broadway
   New York, New York 10036

Dear Sirs and Mesdames:

                  COFLEXIP, a societe anonyme organized under the laws of the French Republic (the "SELLING SHAREHOLDER"), proposes to sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") 3,699,788 shares of the common stock, no par value (the "FIRM SHARES"), of Cal Dive International, Inc., a Minnesota corporation (the "COMPANY"). The Company proposes to issue and sell to the several Underwriters not more than an additional 304,968 shares of the common stock, no par value, of the Company (the "COMPANY ADDITIONAL SHARES") and Owen Kratz ("KRATZ") proposes to issue and sell to the several Underwriters not more than an additional 250,000 shares of the common stock, no par value, of the Company (the "KRATZ ADDITIONAL SHARES" and, together with the Company Additional Shares, the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock, no par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Selling Shareholder, the Company and Kratz are hereinafter sometimes individually referred to as the "SELLER" and collectively referred to as the "SELLERS."

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).

          1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each of Louisiana and Texas, the only jurisdictions in which the conduct of the Company's business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization, has the power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens granted in connection with the

     Credit Agreement with Fleet Capital Corporation, a Rhode Island corporation, as successor, dated as of May 23, 1995, as amended, the Change of Control and Indemnity Agreement between the Company and Aker Marine Contractors, Inc., a Texas corporation, et al., dated as of December 15, 1999 and the Security Agreement between Cal Dive I-Title XI, Inc., and the United States of America, acting through the Secretary of Transportation, dated as of August 16, 2000 (such agreements are collectively referred to herein as the "CREDIT AGREEMENTS").

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g) The shares of Common Stock (including the Firm Shares and the Kratz Additional Shares) currently outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The Company Additional Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Company Additional Shares will not be subject to any preemptive or similar rights.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the Amended and Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION") or the Bylaws (the "BYLAWS"), in each case as amended to the date hereof, of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the

     Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n) The historical information underlying the estimates of the reserves of the Company supplied by the Company to Miller and Lents, Ltd. ("MILLER AND LENTS"), independent petroleum engineers with respect to the Company (as described in Annex A), for the purposes of preparing the reserve reports of the Company referenced in the Prospectus (the "RESERVE REPORTS"), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the date of each such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to Miller and Lents were prepared in good faith and with a reasonable basis; the information provided to Miller and Lents for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; to the best of the Company's knowledge, Miller and Lents was, as of the date of each of the Reserve Reports prepared by it, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Reserve Reports; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Prospectus and reflected in the Reserve Reports comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (o) The Company's estimates of oil and natural gas reserves in the Registration Statement and Prospectus were prepared in good faith and with a reasonable basis; the information used to arrive at such estimates was prepared in accordance with customary industry practices; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in such estimates in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the

     Prospectus; and estimates of such reserves and the present value of the future net cash flows therefrom as described in the Prospectus comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company and its subsidiaries (or to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company and its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which requires remedial action by the Company and its subsidiaries under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the Company and its subsidiaries, taken as a whole, and there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company and its subsidiaries, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this provision, the terms "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable Environmental Laws.

          (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (r) The description of services to be performed by non-coastwise qualified vessels set forth in the letter dated February 10, 1997 of Robins, Kaplan, Miller & Ciresi, L.L.P., special counsel to the Company, to the U.S. Commissioner of Customs, Office of Regulations and Rulings, completely and correctly describes in all material respects the manner in which the Company and its subsidiaries currently operate the marine vessels described in the Prospectus (the "VESSELS"). At no time during the Company or any subsidiary's ownership of the Vessels have any of the Vessels been sold, chartered or otherwise transferred to any person or entity in violation of any applicable laws, rules or regulations. The Vessels and classifications of such Vessels are appropriate for the Company's business, except for Vessels or classifications which would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. All such rights to require the Company to include securities with the Shares registered pursuant to the Registration Statement have been validly waived pursuant to the terms of any such agreement or understanding.

          (t) The Company and its subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names, copyrights, technology and know-how necessary to conduct the general business now or proposed to be operated by them as described in the Prospectus, except where failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names, copyrights, technology or know-how which, singularly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and except as described in the Prospectus neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

          (b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of the statuts or other organizational documents of the Selling

     Shareholder, or applicable law, or any agreement or other instrument binding upon the Selling Shareholder, except for such violations of applicable law or agreements or other instruments as would not, individually or in the aggregate, have a material adverse effect on the performance by the Selling Shareholder of its obligations under this Agreement or the consummation of the transactions herein described, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) The Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by the Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder.

          (d) Upon payment and delivery of the Shares to be sold by the Selling Shareholder pursuant to this Agreement, title to such Shares will pass free and clear of any security interests, claims, liens, equities and other encumbrances.

          3. Representations and Warranties of Kratz. Kratz represents and warrants to and agrees with each of the Underwriters that:

          (a) Each of this Agreement, the Custody Agreement signed by Kratz and the Company, as Custodian, relating to the deposit of the Shares to be sold by Kratz (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as Kratz's attorneys-in-fact to the extent set forth therein and relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") has been duly authorized, executed and delivered by or on behalf of Kratz.

          (b) The execution and delivery by Kratz of, and the performance by Kratz of his obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene any provision of applicable law, or any agreement or other instrument binding upon Kratz, except for such violations of applicable law or agreements or other instruments as would not, individually or in the aggregate, have a material adverse effect on the performance by Kratz of his obligations under this Agreement or the consummation of the transactions herein described, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Kratz, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Kratz of his obligations under this Agreement, the Custody Agreement or the Power of Attorney, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) Kratz has, and on the Option Closing Date will have, valid title to the Shares to be sold by Kratz and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney, and to sell, transfer and deliver the Shares to be sold by Kratz.

          (d) Upon payment and delivery of the Shares to be sold by Kratz pursuant to this Agreement, title to such Shares will pass free and clear of any security interests, claims, liens, equities and other encumbrances.

          4. Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder the Firm Shares at $50.39 a share (the "PURCHASE PRICE").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and Kratz agree to sell to the Underwriters the Company Additional Shares and the Kratz Additional Shares, respectively, and the Underwriters shall have a one-time right to purchase, severally and not jointly, on a pro-rata basis from the Company and Kratz up to 554,968 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and Kratz in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in
Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) transactions by any person other than the Company in shares of Common Stock or other securities that in either case were acquired in open market transactions after the completion of the offering of the Shares.

          5. Terms of Public Offering. Each Seller is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. Each Seller is further advised by you that the Shares are to be offered to the public initially at $52.625 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $1.45 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.00 a share, to any Underwriter or to certain other dealers.

          6. Payment and Delivery. Payment for the Firm Shares shall be made in one sum by Morgan Stanley on behalf of the several Underwriters to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on September 27, 2000, or at such other time on the same or such other date, not later than October 4, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

          Payment for any Additional Shares shall be made to the Company and Kratz in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 4 or at such other time on the same or on such other date, in any event not later than November 4, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          7. Conditions to the Underwriters' Obligations. The obligations of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall remain effective on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) if applicable, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date, and on the Option Closing Date, if any, a certificate, dated the Closing Date, or the Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 7(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, or as of the Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, or the Option Closing Date, as the case may be.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of the General Counsel of the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Minnesota, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (ii) each subsidiary of the Company has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization, has the power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

               (iv) the shares of Common Stock (including the Firm Shares and the Kratz Additional Shares) currently outstanding have been duly authorized and are validly issued, fully paid and non-assessable;

               (v) all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens granted in connection with the Credit Agreements;

               (vi) the Company Additional Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

               (vii) this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law, except for such violations of applicable law as would not, individually or in the aggregate, have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of the transactions herein described, or the Articles of Incorporation or Bylaws, in each case as amended to the date hereof, of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

               (ix) the statements (A) in the Prospectus under the caption "Description of Capital Stock" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, accurately present, in all material respects, the information called for with respect to such legal matters, documents and proceedings and accurately summarize, in all material respects, the matters referred to therein;

               (x) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

               (xi) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. In addition, such opinion shall state that no facts have come to the attention of such counsel that would cause such counsel to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (it being understood that such counsel expresses no view with respect to the financial statements and schedules and other financial and statistical data set forth or referred to in the Registration Statement or any exhibits thereto), and no facts have come to the attention of such counsel that would cause such counsel to believe that the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view with respect to the financial statements and schedules and other financial and statistical data set forth or referred to in the Registration Statement or any exhibits thereto).

          (d) The Underwriters shall have received on the Closing Date an opinion of Fulbright & Jaworski L.L.P., outside counsel for the Company, dated the Closing Date, to the effect that:

               (i) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law, except for such violations of applicable law as would not, individually or in the aggregate, have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of the transactions herein described, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this

          Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

               (ii) the statements in the Prospectus under the caption "Description of Capital Stock," insofar as such statements constitute summaries of the documents referred to therein, accurately present, in all material respects, the information called for with respect to such documents and accurately summarize, in all material respects, such documents;

               (iii) after due inquiry, such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (iv) the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (v) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act, and the applicable rules and regulations of the Commission thereunder, and (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. In addition, such opinion shall state that no facts have come to the attention of such counsel that would cause such counsel to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (it being understood that such counsel expresses no view with respect to the financial statements and schedules and other financial and statistical data set forth or referred to in the Registration Statement or any exhibits thereto), and no facts have come to the attention of such counsel that would cause such counsel to believe that the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view with respect to the financial statements and schedules and other financial and statistical data set forth or referred to in the Registration Statement or any exhibits thereto).

          (e) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell, counsel for the Selling Shareholder, dated the Closing Date, substantially to the effect that:

               (i) this Agreement has been duly delivered by or on behalf of the Selling Shareholder;

               (ii) assuming that the Underwriters (or the Depository Trust Company on behalf of the Underwriters) have taken physical delivery and possession of the Shares to be sold to the Underwriters by the Selling Shareholder in good faith and without knowledge of any adverse claims (within the meaning of Section 8-102 of the New York Uniform Commercial Code (the "CODE")), upon delivery of such Shares in registered form and payment for such Shares as contemplated in the Underwriting Agreement, the Underwriters will be "protected purchasers" of the Shares within the meaning of Section 8-302 of the Code and will acquire such Shares free and clear of any adverse claims (within the meaning of Section 8-102 of the Code); and

               (iii) to the best of such counsel's knowledge, all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Selling Shareholder under the Federal laws of the United States or the laws of the State of New York for the sale and delivery of the Shares to be sold by the Selling Shareholder have been obtained or made.

          (f) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell, special French counsel for the Selling Shareholder, dated the Closing Date, substantially to the effect that:

               (i) this Agreement has been duly authorized and executed by the Selling Shareholder; and

               (ii) the Selling Shareholder has all authorization and approval required by French law to sell and transfer the Shares to be sold by the Selling Shareholder.

          (g) The Underwriters shall have received on the Closing Date an opinion of the General Counsel for the Selling Shareholder, dated the Closing Date, to the effect that the execution by the Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not violate any provision of the statuts or other organizational documents of such Selling Shareholder, or, to the best of such counsel's knowledge, applicable French law, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder, except for such violations of applicable French law or agreements or other instruments as would not, individually or in the aggregate, have a material adverse effect on the performance by the Selling Shareholder of its obligations under this Agreement or the consummation of the transactions herein described, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and, to the best of such counsel's knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the French Republic is required for the performance by such Selling Shareholder of its obligations under this Agreement.

          (h) The Underwriters shall have received on the Option Closing Date an opinion of Fulbright & Jaworski L.L.P., counsel for Kratz, dated the Option Closing Date, to the effect that:

               (i) each of this Agreement, the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by or on behalf of Kratz;

               (ii) the execution and delivery by Kratz of, and the performance by Kratz of his obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not violate any provision of applicable law, or any agreement or other instrument binding upon Kratz and identified in a certificate delivered to such counsel by Kratz or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Kratz, and, to the best of such counsel's knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Kratz of his obligations under this Agreement, the Custody Agreement or the Power of Attorney, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

               (iii) to the best of such counsel's knowledge, Kratz has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney, and to sell, transfer and deliver the Shares to be sold by Kratz.

               (iv) assuming that the Underwriters (or the Depository Trust Company on behalf of the Underwriters) have taken physical delivery and possession of the Shares to be sold to the Underwriters by Kratz in good faith and without knowledge of any adverse claims (within the meaning of Section 8-102 of the Code), upon delivery of such Shares in registered form and payment for such Shares as contemplated in the Underwriting Agreement, the Underwriters will be "protected purchasers" of the Shares within the meaning of Section 8-302 of the Code and will acquire such Shares free and clear of any adverse claims (within the meaning of Section 8-102 of the Code).

          (i) The Underwriters shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Closing Date, (A) covering the matters referred to in Section 7(d)(ii) above and the matters referred to in Section 7(d)(v)(B) and in the last sentence of Section 7(d)(v) above and (B) to the effect that the statements in the Prospectus under the captions "Underwriters" and "Plan of Distribution," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, accurately present, in all material respects, the information called for with respect to such legal matters, documents and proceedings and accurately summarize, in all material respects, the matters referred to therein.

          With respect to Section 7(c)(xii) above, the General Counsel of the Company, and with respect to Section 7(d)(v) above, Fulbright & Jaworski L.L.P., may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to Section 7(c)(xii) above, Baker Botts L.L.P. may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as specified. With respect to Sections 7(e), 7(f) and 7(g) above, Sullivan & Cromwell and the General Counsel of the Selling Shareholder may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Shareholder contained herein and in other documents and instruments; provided that copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel. With respect to Section 7(h) above, Fulbright & Jaworski L.L.P. may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of Kratz contained herein and in other documents and instruments; provided that copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

          The opinions of the General Counsel of the Company, Fulbright & Jaworski L.L.P., Sullivan & Cromwell, the General Counsel of the Selling Shareholder and Fulbright & Jaworski L.L.P. described in Sections 7(c), 7(d), 7(e), 7(f), 7(g) and 7(h) above shall be rendered to the Underwriters at the request of the Company, the Selling Shareholder or Kratz, as the case may be, and shall so state therein.

          (j) Miller and Lents, Ltd., such firm constituting independent petroleum engineering consultants (the "ENGINEERING CONSULTANTS"), shall have delivered to you on the date of this Agreement a letter (the "RESERVE LETTER") and also on the Closing Date a letter dated the Closing Date, in each case in form and substance reasonably satisfactory to you and substantially in the form attached hereto as Annex A, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of the Company.

          (k) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration

     Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (l) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and each executive officer and director of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (m) The Selling Shareholder shall have furnished or caused to be furnished to the Underwriters on the Closing Date certificates of the Selling Shareholder, satisfactory to the Underwriters to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (n) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transaction herein contemplated, the Selling Shareholder will deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form W-8 (or other applicable form or statements specified by Treasury Department regulations in lieu thereof).

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          8. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish you, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and, during the period mentioned in Section 8(c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2001 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.


          9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees and disbursements of the Company's counsel, the Company's accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock, if required, and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show as mutually agreed by the Company and the Underwriters, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled "INDEMNITY AND CONTRIBUTION", and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

          10. Indemnity and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving use to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with
     Section 8(a) hereof.

          (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity, from the Company to the Underwriters, but only with reference to information relating to the Selling Shareholder furnished to the Company in writing by or on behalf the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving use to such losses, claims, damages or liabilities.

          (c) Kratz agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity, from the Company to the Underwriters, but only with reference to information relating to Kratz furnished to the Company in writing by or on behalf of Kratz expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving use to such losses, claims, damages or liabilities.

          (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Selling Shareholder, Kratz, the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity, from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b), 10(c) or 10(d), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iv) the fees and expenses of more than one separate firm (in addition to any local counsel) for Kratz, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm or firms shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to Section 10(a), 10(b) or 10(c) and by the Company in the case of parties indemnified pursuant to Section 10(d). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (f) To the extent the indemnification provided for in Section 10(a) is, other than pursuant to the terms of such Section, unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (it being understood that the Company shall not have any liability for contribution hereunder other than with reference to the matters covered by the indemnities in such Section)
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(f)(i) above but also the relative fault of the Company on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company, the Selling Shareholder and Kratz on the one hand and the total underwriting discounts and commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (g) To the extent the indemnification provided for in Section 10(b) is, other than pursuant to the terms of such Section, unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Selling Shareholder, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (it being understood that the Selling Shareholder shall not have any liability for contribution hereunder other than with reference to the matters covered by the indemnities in such Section) (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(g)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(g)(i) above but also the relative fault of the Selling Shareholder on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (h) To the extent the indemnification provided for in Section 10(c) is, other than pursuant to the terms of such Section, unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Kratz, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (it being understood that Kratz shall not have any liability for contribution hereunder other than with reference to the matters covered by the indemnities in such Section) (i) in such proportion as is appropriate to reflect the relative benefits received by Kratz on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(h)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(h)(i) above but also the relative fault of Kratz on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Kratz on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by Kratz and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of Kratz on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Kratz or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (i) To the extent the indemnification provided for in Section 10(d) is, other than pursuant to the terms of such Section, unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then such Underwriter or Underwriters referred to in Section 10(d), in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (it being understood that any Underwriter shall not have any liability for contribution hereunder other than with reference to the matters covered by the indemnities in such Section) (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(i)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(i)(i) above but also the relative fault of such Underwriter or Underwriters on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and such Underwriter or Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (j) Each Seller and the Underwriters agree that it would not be just or equitable if contribution pursuant to Sections 10(f), 10(g), 10(h) and 10(i) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Sections 10(f), 10(g), 10(h) and 10(i). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (k) The indemnity and contribution provisions contained in this
     Section 10 and the representations, warranties and other statements of the Company, the Selling Shareholder and Kratz contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, the Company, its officers or directors or any person controlling the Company, or Kratz and (iii) acceptance of and payment for any of the Shares.

          (l) The provisions of this Section 10 shall not supersede or otherwise affect any agreement that the Company, the Selling Shareholder and Kratz may otherwise have with respect to indemnification and contribution obligations among themselves.

          11. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 11(a)(i) through 11(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling

Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, the Selling Shareholder or Kratz. In any such case either you or the relevant Seller shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          14. Applicable Law.

          (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any conflicts of laws provisions thereof that would require the application of different law.

          (b) Each of the parties hereto hereby irrevocably submits itself to the jurisdiction of the Federal District Court for the Southern District of New York or any state court located in New York County, New York with respect to any claim, dispute or other disagreement (each, a "Dispute") and each party hereby irrevocably agrees that all claims in respect of such Dispute or any action, suit or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any Dispute brought in such court or any defense of inconvenient forum for the maintenance of such Dispute. Each of the parties hereto agrees that an award or judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery or mailing of a copy thereof in accordance with the provisions of
     Section 15.

          (d) Nothing in this Section 14 shall affect the rights of the parties to commence any action, suit or proceeding in any other forum or to serve process in any such action, suit or proceeding in any other manner permitted by law.

          15. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the respective addressed indicated below:

                If to the Underwriters:

                          c/o Morgan Stanley & Co. Incorporated
                          1585 Broadway
                          New York, New York 10036
                          Attn: James C. Murphy
                          Facsimile: (212) 761-0358

                  with a copy to:

                           Baker Botts L.L.P.
                           3000 Shell Plaza
                           910 Louisiana
                           Houston, Texas 77002
                           Attn:  J. David Kirkland, Jr.
                           Facsimile:  (713) 229-7701

                  If to the Company or to Kratz:

                           Cal Dive International, Inc.
                           400 N. Sam Houston Parkway E., Suite 400
                           Houston, Texas  77060
                           Attn:  Owen Kratz
                           Facsimile:  (281) 618-0505
                  with a copy to:

                           Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010
                           Attn:  Arthur H. Rogers
                           Facsimile:  (713) 651-5246

                  If to the Selling Shareholder:

                           COFLEXIP
                           23 Avenue de Neuilly
                           75116 Paris, France
                           Attn:  Aline Montel
                           Facsimile:  33-1-40-67-60-07

                  with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attn:  Garth W. Bray
                           Facsimile:  (212) 558-3588

          16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              CAL DIVE INTERNATIONAL, INC.


                              By: /s/ Owen Kratz
                                  -------------------------------------
                                  Owen Kratz
                                  Chairman and Chief Executive Officer


                              COFLEXIP

                              By: /s/  Pierre Marie Valentin
                                  -------------------------------------
                                  Pierre Marie Valentin
                                  Chairman and Chief Executive Officer



                                  /s/ Owen Kratz
                                  -------------------------------------
                                  Owen Kratz


Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
RAYMOND JAMES & ASSOCIATES, INC.
SIMMONS & COMPANY INTERNATIONAL

Acting severally on behalf
 of themselves and the
 several Underwriters named
 in Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated

     By: /s/  James C. Murphy
         -----------------------------
         James C. Murphy
         Vice President

                                                                      SCHEDULE I

                                                                  NUMBER OF FIRM
                                                                   SHARES TO BE
UNDERWRITER                                                          PURCHASED
-------------------------------------------------------------    ---------------

Morgan Stanley & Co.  Incorporated                                   1,154,926
Salomon Smith Barney Inc.                                            1,154,926
Raymond James & Associates Inc.                                        494,968
Simmons & Company International                                        494,968
Dain Rauscher Wessels                                                   50,000
    A Division of Dain Rauscher
First Union Securities, Inc.                                            50,000
Frost Securities, Inc.                                                  50,000
Howard Weil, A Div of Legg Mason Wood Walker Incorporated               50,000
ING Barings LLC                                                         50,000
Edward D. Jones & Co., L.P.                                             50,000
Paine Webber Incorporated                                               50,000
Ryan, Beck & Co., Inc.                                                  50,000
                                                                     ---------
         Total                                                       3,699,788
                                                                     =========

                                                                       EXHIBIT A

                             FORM OF LOCK-UP LETTER

                                                              September 21, 2000

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Raymond James & Associates, Inc.
Simmons & Company International
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), Salomon Smith Barney Inc., Raymond James & Associates, Inc., and Simmons & Company International propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Cal Dive International, Inc., a Minnesota corporation (the "Company"), COFLEXIP, a French corporation, and Owen Kratz providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of 3,699,788 shares (the "SHARES") of the common stock, no par value, of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) transfers for estate planning purposes, provided that, in the case of clause
(c), any such transferee agrees to be subject to the terms hereof. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                          Very truly yours,


                                          ------------------------------------
                                          (Name)


                                          ------------------------------------
                                          (Address)

                                                                       ANNEX A

             FORM OF RESERVE LETTER OF MILLER AND LENTS, LTD.

                          [MILLER AND LENTS LETTERHEAD]

                                                              September 21, 2000

Cal Dive International, Inc.
400 N. Sam Houston Parkway E., Suite 400
Houston, Texas  77060

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Raymond James & Associates, Inc.
Simmons & Company International
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, NY  10036

             Re:      Cal Dive International, Inc.
                      Public Offering of 3,699,788 Shares of Common Stock

Ladies and Gentlemen:

     Miller and Lents, Ltd. was retained by Cal Dive International, Inc. (the "Company") to estimate the proved oil and gas reserves and the future net revenues to be derived therefrom as of December 31 in each of the years 1999, 1998, 1997 and 1996, attributable to the Energy Resource Technology, Inc. interests in properties located offshore Texas and offshore Louisiana. The results of our studies are documented in our reports entitled "Energy Resource Technology, Inc., Reserves and Future Net Revenue as of December 31, 1999, SEC Price Case," dated February 23, 2000, "Energy Resource Technology, Inc., Reserve and Future Net Revenue Forecast as of December 31, 1998, SEC Price Case," dated February 1, 1999, "Energy Resource Technology, Inc., Reserve and Future Net Revenue Forecast as of December 31, 1997, SEC Price Case," dated February 23, 1998 and "Energy Resource Technology, Inc., Reserve and Future Net Revenue Forecast as of December 31, 1996, SEC Price Case," dated April 25, 1997. Information regarding the classification and definitions of the reserves shown is included in the reports.

     Since the date of the reports, we have not been provided any additional information by the Company that would cause the results set forth in the reports to be misleading as of the effective date of the reserve information therein, December 31 in each of the years 1999, 1998, 1997 and 1996, respectively. As of the date hereof, nothing has come to our attention which would cause us to revise by any material amount any statement made or opinion expressed by us in the reports with respect to our estimates of the oil and gas reserves and future net revenues attributable to the interests of the Company in such properties.

     Miller and Lents, Ltd. is not employed on a contingent basis. At the time of preparation of the reports we did not have, and at the date hereof we do not have, any financial interest ifn the Company, nor are we connected with the Company as a promoter, underwriter, director, officer or employee.


                                          Very truly yours,

                                          MILLER AND LENTS, LTD.



                                          By
                                            ------------------------------------
                                            Name:
                                            Title:



                                       -2-